Exhibit 99.1

Medidata Reports First Quarter 2019 Results

NEW YORK--(BUSINESS WIRE)--April 30, 2019--Medidata (NASDAQ: MDSO) today announced its financial results for the first quarter of 2019.

“Medidata is at the forefront of driving the digital transformation of life science with our platform, data assets and industry expertise, helping fulfill the mission we set almost 20 years ago to positively impact patients’ lives," said Tarek Sherif, chairman and chief executive officer, Medidata. “While we achieved solid results this quarter, importantly we have laid the foundation for the future with the launch of Acorn AI."

First Quarter 2019 Results

  Total revenue was $173.5 million, an increase of 16% compared with $149.2 million in the first quarter of 2018
  Subscription revenue was $146.9 million, an increase of 16% compared with the first quarter of 2018. Professional services revenue was $26.6 million, an increase of 19% compared with the first quarter of 2018
  GAAP operating income was $5.0 million and non-GAAP operating income1 was $35.9 million, representing a GAAP and non-GAAP operating margin of 2.9% and 20.7%, respectively
  GAAP net income was $11.1 million, or $0.18 per diluted share, compared with $10.3 million, or $0.17 per diluted share, in the first quarter of 2018. Non-GAAP net income1 was $27.9 million, or $0.45 per diluted share, compared with $24.0 million, or $0.40 per diluted share, in the first quarter of 2018. See the non-GAAP reconciliation included in this release for full details of the non-GAAP adjustments
  Total cash and marketable securities were $206.1 million at the end of the quarter, compared with $240.5 million on December 31, 2018

Additional Highlights:

  Remaining 2019 adjusted subscription backlog2 as of March 31, 2019 was $432 million, an increase of $62 million, or 17%, compared with a year ago
  Launched Acorn AI™, a company designed to provide actionable insights by breaking data silos and improving data agility across the entire life science continuum
  Appointed the company’s first-ever Chief Information Officer, Dr. Rama Kondru, an industry visionary and former CIO of Janssen Americas. Additionally, Dr. Rachel Sherman, former principal deputy commissioner of FDA, joined Acorn AI as chief scientific and medical advisor
  In collaboration with the FDA Center for Drug Evaluation and Research (CDER), Medidata will apply a Synthetic Control Arm™ approach to adult historical clinical trial data and extrapolate results to children. The aim is to minimize exposure of children to clinical trials and increase the speed and efficiency of pediatric drug development
  Secured a competitive win with a top 10 medical device company that will use Rave EDC, CTMS and eTMF to standardize operations and increase efficiency across business units
  Revenue retention rate3 was nearly 100% for the quarter

“We had a good start to the year with 16% total revenue growth," said Rouven Bergmann, chief financial officer, Medidata. "With a rock-solid core business, combined with the launch of Acorn AI, we are well positioned for future growth while we focus on expanding our operating margins.”

Conference call details:

Time:	Today, April 30, 8 a.m. ET

Conference ID:	9260289

Live dial-in:	1-877-791-0148, domestic
1-647-689-5652, international

Webcast:	investors.medidata.com

Replay:	1-800-585-8367, domestic
1-416-621-4642, international

About Medidata

Medidata is leading the digital transformation of life sciences, with the world's most-used platform for clinical development, commercial, and real-world data. Powered by artificial intelligence and delivered by industry experts, Medidata helps pharmaceutical, biotech, medical device companies, and academic researchers accelerate value, minimize risk and optimize outcomes. Medidata and its companies, Acorn AI and SHYFT, serve more than 1,200 customers and partners worldwide and empower more than 150,000 certified users every day to create hope for millions of patients. Discover the future of life sciences: www.medidata.com

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including, but not limited to, statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. Among other things, the risks and uncertainties include those associated with possible fluctuations in our financial and operating results; integration activities, performance and financial impact of acquired companies; our ability to retain and expand our customer base or increase new business from those customers; and our ability to continue to release, and gain customer acceptance of, new and improved versions of our products. For additional disclosure regarding these and other risks faced by Medidata, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2018. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information, new developments or otherwise, except as required by law.

(1) Non-GAAP Financial Information

Medidata provides non-GAAP operating income, net income, and net income per share data as a supplement to its operating results. These measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP), and may be different from non-GAAP measures used by other companies. Management uses these non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Medidata’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are inherent limitations associated with the use of non-GAAP financial measures. Investors are encouraged to review the attached reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures.

(2) Adjusted subscription backlog equals subscription backlog plus outstanding intra-year renewals valued at an amount equal to the contracts to be renewed.

(3) Revenue retention rate is calculated as the percentage of prior year revenue attributable to customers retained in the current year.

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)
	Three Months Ended March 31,
	2019	2018
Revenues
Subscription	$146,875	$126,819
Professional services	26,629	22,379
Total revenues	173,504	149,198
Cost of revenues (1)(2)
Subscription	26,728	20,341
Professional services	19,275	15,961
Total cost of revenues	46,003	36,302
Gross profit	127,501	112,896
Operating costs and expenses
Research and development (1)	46,489	37,522
Sales and marketing (1)(2)	43,396	36,861
General and administrative (1)	32,634	25,187
Total operating costs and expenses	122,519	99,570
Operating income	4,982	13,326
Interest and other income (expense)
Interest expense	(1,110)	(5,575)
Interest income	945	2,088
Other expense, net	(28)	(96)
Total interest and other expense, net	(193)	(3,583)
Income before income taxes	4,789	9,743
Provision for income taxes	(6,356)	(582)
Net income	$11,145	$10,325
Earnings per share
Basic	$0.19	$0.18
Diluted	$0.18	$0.17
Weighted average common shares outstanding
Basic	59,693	57,055
Diluted	61,755	60,098
(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$2,383	$1,268
Research and development	4,249	2,854
Sales and marketing	5,426	2,644
General and administrative	7,606	6,389
Total stock-based compensation	$19,664	$13,155
(2) Amortization of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$1,364	$1,094
Sales and marketing	506	120
Total amortization of intangible assets	$1,870	$1,214

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net Income to Non-GAAP Operating Income and Non-GAAP Net Income (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Operating income:
GAAP operating income	$4,982	$13,326
GAAP operating margins	2.9%	8.9%
Stock-based compensation	19,664	13,155
Depreciation and amortization	10,529	7,813
Contingent consideration adjustments (1)	161	(72)
Cash compensation from acquisition-related agreements (2)	590	—
Non-GAAP operating income	$35,926	$34,222
Non-GAAP operating margins	20.7%	22.9%
Net income:
GAAP net income	$11,145	$10,325
Stock-based compensation	19,664	13,155
Amortization	1,870	1,214
Contingent consideration adjustments (1)	161	(72)
Cash compensation from acquisition-related agreements (2)	590	—
Non-cash interest expense (3)	109	3,908
Tax impact on add-back items (4)	(5,599)	(4,551)
Non-GAAP net income	$27,940	$23,979
GAAP basic earnings per share	$0.19	$0.18
GAAP diluted earnings per share	$0.18	$0.17
Non-GAAP basic earnings per share	$0.47	$0.42
Non-GAAP diluted earnings per share	$0.45	$0.40

(1) Change in fair value of acquisition-related contingent consideration liability.
(2) Expense associated with acquisition-related cash compensation agreements entered into with certain employees of SHYFT Analytics, Inc. ("SHYFT").
(3) Non-cash interest expense for the three months ended March 31, 2019 and 2018 includes amortization of issuance costs of our credit agreement entered into in 2017. Non-cash interest expense for the three months ended March 31, 2018 also includes amortization of debt discount and issuance costs on our 1.00% convertible senior notes issued in 2013 and settled in August 2018. We exclude this incremental non-cash interest expense for purposes of calculating non-GAAP net income. We believe that excluding these expenses from our non-GAAP measures is useful to investors because such incremental non-cash interest expense does not generate a cash outflow, nor do the debt issuance costs represent a cash outflow except in the period of issuance; therefore both are not indicative of our continuing operations.
(4) Tax impact calculated using a 25% rate.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income, and net income per share applicable to common stockholders for the three months ended March 31, 2019 and 2018. Non-GAAP operating income excludes the impact of stock-based compensation, depreciation, amortization of intangible assets associated with acquisitions, adjustments to the fair value of contingent consideration, and cash compensation from acquisition-related agreements. Non-GAAP net income excludes the tax-affected impact of stock-based compensation, amortization of intangible assets associated with acquisitions, adjustments to the fair value of contingent consideration, cash compensation from acquisition-related agreements, and non-cash interest expense.

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except per share data)
	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$109,052	$105,440
Marketable securities	97,060	135,105
Accounts receivable, net of allowance for doubtful accounts of $1,959 and $1,999, respectively (1)	177,853	170,744
Capitalized contract costs	23,186	22,247
Prepaid expenses and other current assets	36,817	28,949
Total current assets	443,968	462,485
Restricted cash	7,212	7,205
Operating lease assets (2)	86,383	—
Furniture, fixtures and equipment, net	111,035	98,983
Goodwill	215,958	216,017
Intangible assets, net	28,276	29,546
Deferred tax assets	46,503	45,982
Other assets	57,367	52,994
Total assets	$996,702	$913,212
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,137	$7,482
Accrued payroll and other compensation	31,823	51,270
Accrued expenses and other	46,785	37,487
Operating lease liabilities (2)	14,286	—
Deferred revenue	71,591	74,463
Total current liabilities	172,622	170,702
Noncurrent liabilities:
Term loan, net	86,606	88,366
Deferred revenue, noncurrent	2,424	3,843
Deferred tax liabilities	98	99
Operating lease liabilities, noncurrent (2)	96,585	—
Other long-term liabilities	1,641	18,754
Total noncurrent liabilities	187,354	111,062
Total liabilities	359,976	281,764
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share; 200,000 shares authorized; 67,434 and 66,103 shares issued; 62,246 and 61,348 shares outstanding, respectively	674	661
Additional paid-in capital	596,725	574,667
Treasury stock, 5,188 and 4,755 shares, respectively	(181,553)	(152,849)
Accumulated other comprehensive loss	(4,103)	(4,869)
Retained earnings	224,983	213,838
Total stockholders' equity	636,726	631,448
Total liabilities and stockholders' equity	$996,702	$913,212

(1) Unbilled receivables of $48,648 and $38,601, respectively, are included in accounts receivable as of March 31, 2019 and December 31, 2018.
(2) Figures as of March 31, 2019 reflect the Company's January 1, 2019 adoption of Accounting Standards Update ("ASU") No. 2016-02, Leases.

CONTACT:
Investor:
Betsy Frank
917-522-4620
bfrank@medidata.com

Media:
Erik Snider
646-362-2997
esnider@medidata.com